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                                                                     EXHIBIT 5.1

                      [VINSON & ELKINS L.L.P. LETTERHEAD]

                                         , 1999

Doane Pet Care Enterprises, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027

Ladies and Gentlemen:


     We have acted as counsel to Doane Pet Care Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (File No. 333-61027) as filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), which Registration Statement relates to the proposed offer and sale by the Company and certain stockholders of the number of shares of the Company's common stock, $0.0001 par value (including the underwriters' over-allotment option) described in the Registration Statement (the "Shares"). In such connection, we are passing on certain legal matters in connection with the sale of the Shares. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement.


     In connection with rendering this opinion, we have examined such certificates, instruments and documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have relied as to factual matters on certificates of certain public officials and officers of the Company.

     Based upon the foregoing examination and review, we are of the opinion that
(i) with respect to the Shares that are currently issued and outstanding, such Shares have been validly issued and are fully paid and non-assessable and (ii) with respect to all other Shares, such Shares have been duly authorized for issuance and, when the Registration Statement has been declared effective and the Shares are issued in accordance with the provisions of the Underwriting Agreement (as defined in the Registration Statement), such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            VINSON & ELKINS L.L.P.